SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 26, 1996


                    COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


Delaware                               0-17072                  11-2844247
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)


72B Cabot Street,
West Babylon, New York                                            11704
(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (516) 694-7060


                                       N/A
          (Former name or former address, if changed since last report)


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Item 4. Change in Registrant's Certifying Accountant

(I) As of the date hereof, the accounting firm of Capraro, Centofranchi, Kramer & Co.,P.C. was not retained as the principal accountant to audit the registrant's financial statements for the current fiscal year. On that same date, the firm of Price Waterhouse LLP was engaged as the new principal auditor for the registrant.

(II) The former accountant's report on the financial statements for both of the past two fiscal years was modified as to uncertainty related to various investments where the ultimate recovery of such amounts was dependent upon the future value and the future performance of the companies underlying those investments.

(III) The decision to change accountants was approved by the board of directors.

(IV) Through the date hereof, there were no disagreements with the former accounting firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure.

(V)  Not applicable


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Item 5. Other Events.

As of the date hereof, the registrant has appointed three new members to its board of directors; Mr. Samuel S. Sadove, Mr. Anthony P. Towell and Ms. JoAnn O'Reilly. Both Mr. Sadove and Mr. Towell are independent directors. Ms. O'Reilly is also the corporate secretary of the Trade-Winds Environmental Restoration, Inc. subsidiary.


Item 7. Financial Statements and Exhibits

Exhibits

16 Letter re: Change in certifying account



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC.
                                    Registrant


                                    By:/s/ Michael O'Reilly
                                       --------------------
                                       Michael O'Reilly
                                       President and Chief Executive Officer

Date: September 30, 1996

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